Exhibit 99.1

Elephant Talk Communications Corp. Receives Extension until November 17, 2014 for NYSE MKT Compliance Review

OKLAHOMA CITY, OK — May 15, 2014 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced that the NYSE MKT LLC (the "Exchange") has notified the Company that it has extended the review period for which the Company can work to regain compliance with the Exchange's listing standards until November 17, 2014.

Based on the Exchange’s review of updated information provided by Elephant Talk during the prior plan period, the Exchange has determined that, in accordance with Section 1009 of the Exchange's Company Guide (the “Company Guide”), Elephant Talk has made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) by the end of the revised plan period, or November 17, 2014. The Company will continue to remain subject to periodic review by the Exchange during the extended plan period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards of the Exchange by the end of the extended plan period may result in the Company being delisted from the Exchange. The Exchange has indicated that the November 17, 2014 extension is the maximum allowable extension under Section 1009 of the Company Guide.

Mr. Steven van der Velden, Chairman and CEO of Elephant Talk, stated, "Management has been working with the Exchange and we are confident in our ability to regain compliance with the Exchange’s listing standards. With the appointment of independent directors Geoffrey Leland and Carl Stevens to our board in March, we were able to cure the corporate governance deficiencies identified by the Exchange and regain compliance with Sections 802(b) and 803(B)(6)(b) of the Exchange’s Company Guide. As we continue to work to finalize the payment mechanism under our Vodafone contract, we believe that revenue from our Vodafone contract will, in time, help us regain compliance with the Exchange’s continued listing standards.”

About Elephant Talk Communications:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, superior industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Network Operators amongst its customers, including Vodafone, T-Mobile, Zain and Iusacell. Visit: www.elephanttalk.com.

About ValidSoft UK Limited:

ValidSoft UK Limited (“ValidSoft”) provides advanced mobile and cloud-security solutions. ValidSoft’s custom-built sophisticated multi-factor authentication platform (SMART™) takes full advantage of telecommunications and includes a leading proprietary voice biometric engine. The platform combats electronic fraud and safeguards consumer privacy across internet, mobile banking, card, mobile and fixed line telecommunication channels. The company counts some of the largest financial institutions among its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

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Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the ability of the Company to regain compliance with the listing standards of the NYSE MKT LLC. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk’s filings with the Securities and Exchange Commission (the “SEC”), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Elephant Talk Communications Corp.
+ 1 813 926 8920

Steve.Gersten@elephanttalk.com

Thomas Walsh
Alliance Advisors
+ 1 212 398 3486
twalsh@allianceadvisors.net

Public Relations:

Michael Glickman

MWG CO

+ 917 596 1883

mike@mwgco.net

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